Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Annual Report of Swift Transportation Co., Inc. (the “Company”) for the period ended December 31, 2004 as filed on Form 10-K with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 8, 2005

/s/ Jerry Moyes
Jerry Moyes
Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ William F. Riley III
William F. Riley III
Chief Financial Officer (Principal Financial Officer)